UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

SURGE COMPONENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27688	11-2602030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 East Jefryn Blvd., Deer Park, New York	11729
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 595-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered.
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 30, 2023, the Company held its 2023 Annual Meeting (the “2023 Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting as of the November 6, 2023 record date for the Annual Meeting was 5,569,521 shares outstanding (the “Voting Stock”).

The number of shares of Voting Stock present or represented by valid proxy and entitled to vote at the Annual Meeting was approximately 4,100,374 shares. At the Annual Meeting, the Company’s stockholders (i) elected each of Ira Levy, Steven Lubman, Alan Plafker, Martin Novik, Lawrence Chariton, Peter Levy, and Gary Jacobs as a director until the Company’s next annual meeting or until their successors shall be elected and qualified, and (ii) ratified the appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for fiscal year ended November 30, 2023. The voting results were as listed below:

Proposal 1: Election of Directors

The votes to elect seven directors to hold office until the 2024 Annual Meeting of Stockholders as of November 30, 2023 were as follows:

	FOR	WITHHOLD	BROKER NON-VOTE
Ira Levy	2,584,375	79,108	1,436,891
Steven J. Lubman	2,584,375	79,108	1,436,891
Alan Plafker	2,569,975	93,508	1,436,891
Martin Novick	2,569,975	93,508	1,436,891
Lawrence Chariton	2,584,375	79,108	1,436,891
Peter Levy	2,569,975	93,508	1,436,891
Gary Jacobs	2,579,074	84,409	1,436,891

Proposal 2: Ratification of the appointment of independent registered public accounting firm.

The votes as of November 30, 2023, to ratify the appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2023, were as follows:

FOR	AGAINST	ABSTAIN
4,024,482	75,892	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023

Surge Components, Inc.

/s/ Ira Levy
Ira Levy Chief Executive Officer

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